EXHIBIT 99.1
[LOGO for puradyn(R)
FILTER TECHNOLOGIES INCORPORATED]                                       CONTACT:

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                         (T) 561 547 9499, x 226
                                                  investor-relations@puradyn.com
                                                          http://www.puradyn.com

    PURADYN FILES NOTICE OF VOLUNTARY DELISTING FROM AMERICAN STOCK EXCHANGE
              - Cites long-term needs of Company and stockholders -

BOYNTON BEACH, FL - JUNE 29, 2005 - PURADYN FILTER TECHNOLOGIES INCORPORATED (AMEX:PFT) announced today that the Company has submitted to the American Stock Exchange notice of its intent to withdraw from listing its common stock, and has filed an application for delisting with the Securities and Exchange Commission
(SEC) pursuant to Section 12(d) of the Securities Exchange Act of 1934.

PURADYN's Board of Directors considered several factors in making this decision, including:

o Determination that the Company, as previously notified on April 28, 2005, would not be able to timely comply with the Exchange's ongoing financial compliance listing standards under Section 1003(a)(i) and (ii) of the Exchange's Company Guide.
o Subsequent notice received from the Exchange on June 24, 2005 that the Company is not in compliance with Sections 301, 711 and 713(a)(ii) of the Company Guide, the consequences of which would require the Company to either 1) limit the amount of financing of its previously announced private offering or 2) incur additional costs and defer receipt of the financing pending stockholder approval as required by the Exchange`s rules.
o The expense of maintaining the listing of the Company's common stock on the Exchange, including the cost for Exchange-listed shares, of complying with requirements relative to the Sarbanes-Oxley Act of 2002 which has had, and is expected to have, a significant negative effect on the Company's cash flow and earnings.
o Continued compliance with the listing rules and requirements of the Exchange and Sarbanes-Oxley demand significant attention and time from Company management and personnel that could be dedicated to developing business and pursuing strategic opportunities.

Joseph V. Vittoria, Chairman, said, "After careful deliberation, our Board of Directors concluded that the needs of the Company and its stockholders are better served at this time and the foreseeable future by delisting puraDYN from the Exchange and trading its common stock on the OTC Bulletin Board.

In conjunction with senior management, we believe that this action will result in material savings to the Company and allow our team to focus solely on our business operations."

PURADYN continues to be required to file reports with the SEC under Section 13 of the Securities Exchange Act of 1934, including quarterly and annual reports, and its common stock is expected in the ordinary course to be included for quotation on the OTC Bulletin Board.

The Company will also continue to engage the services of its independent registered public accounting firm, Daszkal Bolton LLP, to perform quarterly and annual audits of the Company's financial statements and maintain many of the corporate governance improvements the Company achieved during its tenure on the Exchange.

PURADYN will announce the new trading symbol and effective date of trading when received.


ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
PURADYN designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.


STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.